As filed with the Securities and Exchange Commission on December 3, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	63-0851141 (IRS Employer Identification Number)

802 Southeast Plaza Avenue, Suite 200, Bentonville, AR (Address of Principal Executive Offices)	72712 (Zip Code)
_____________

AMERICA’S CAR-MART, INC. 2007 STOCK OPTION PLAN
(Full title of the plan)
_____________

Jeffrey A. Williams
Chief Financial Officer
America’s Car-Mart, Inc.
802 Southeast Plaza Avenue, Suite 200
Bentonville, Arkansas  72712
Telephone: (479) 464-9944
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Courtney C. Crouch, III
Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas  72201
Telephone: (501) 688-8822
Facsimile:  (501) 918-7822

_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCUATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	500,000	$25.49	$12,745,000	$908.72

(1)
This Registration Statement shall also cover any additional shares of common stock which become issuable under the America’s Car-Mart, Inc. 2007 Stock Option Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of America’s Car-Mart, Inc. (the “Registrant”) common stock.

(2)
Calculated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock of the Registrant on December 1, 2010, as reported on the NASDAQ Global Select Market, which was $25.49.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by America’s Car-Mart, Inc., a Texas corporation (the “Corporation” or the “Registrant”), to register 500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to employees, directors and certain independent contractors, consultants and advisors of the Corporation under the America’s Car-Mart, Inc. 2007 Stock Option Plan (the “Plan”), which shares are in addition to the 1,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on December 7, 2007 (Commission File No. 333-147915) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Corporation with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)           The Corporation’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(3)           The description of the Common Stock contained in the Corporation’s Registration Statement on Form 10 filed with the Commission on December 23, 1986, as amended by a Current Report on Form 8-K filed with the Commission on November 2, 2005, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Corporation’s Exchange Act file number with the Commission is 000-14939.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                      Exhibits.

Exhibit No.	Exhibit Description

4.1
Articles of Incorporation of the Corporation, as amended (incorporated by reference to Exhibits 4.1-4.8 to the Corporation’s Registration Statement on Form S-8 filed with the Commission on November 16, 2005 (Commission File No. 333-129727)).

4.2
Amended and Restated Bylaws of the Corporation dated December 4, 2007 (incorporated by reference to Exhibit 3.2 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the Commission on December 7, 2007).

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

99.1
America’s Car-Mart, Inc. 2007 Stock Option Plan, as amended (incorporated by reference to Appendix A to the Corporation’s Proxy Statement on Schedule 14A filed with the Commission on August 27, 2010, by reference to Exhibit 10.7 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the Commission on December 7, 2007 and by reference to Appendix A to the Corporation’s Proxy Statement on Schedule 14A filed with the Commission on August 28, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on this 3rd day of December, 2010.

AMERICA’S CAR-MART, INC.

By: /s/ Jeffrey A. Williams
Jeffrey A. Williams Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Henderson and Jeffrey A. Williams, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments)  to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William H. Henderson	Chief Executive Officer and Director	December 3, 2010
William H. Henderson	(principal executive officer)

/s/ Jeffrey A. Williams	Chief Financial Officer	December 3, 2010
Jeffrey A. Williams	(principal financial and accounting officer)

/s/ Tilman J. Falgout, III	Chairman of the Board	December 3, 2010
Tilman J. Falgout, III

/s/ Daniel J. Englander	Director	December 3, 2010
Daniel J. Englander

	Director	December 3, 2010
William M. Sams

/s/ J. David Simmons	Director	December 3, 2010
J. David Simmons

	Director	December 3, 2010
William A. Swanston

/s/ Robert Cameron Smith	Director	December 3, 2010
Robert Cameron Smith

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Articles of Incorporation of the Corporation, as amended (incorporated by reference to Exhibits 4.1-4.8 to the Corporation’s Registration Statement on Form S-8 filed with the Commission on November 16, 2005 (Commission File No. 333-129727)).

4.2
Amended and Restated Bylaws of the Corporation dated December 4, 2007 (incorporated by reference to Exhibit 3.2 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the Commission on December 7, 2007).

5.1*	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
23.1*	Consent of Grant Thornton LLP.
23.2	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
99.1
America’s Car-Mart, Inc. 2007 Stock Option Plan, as amended (incorporated by reference to Appendix A to the Corporation’s Proxy Statement on Schedule 14A filed with the Commission on August 27, 2010, by reference to Exhibit 10.7 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 filed with the Commission on December 7, 2007 and by reference to Appendix A to the Corporation’s Proxy Statement on Schedule 14A filed with the Commission on August 28, 2007).

___________________
* Filed herewith